Exhibit 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Medical Resources, Inc. for the registration of 4,600,000 shares of its common stock and to the incorporation by reference therein of our report dated February 21, 1995 with respect to the financial statements of Kik Kin, L.P. for their years ended December 31, 1994 and January 1, 1994.



/s/ Dixon, Odom & Co., L.L.P.
September 25, 1996